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                                   CRIIMI MAE Inc.

                     Dividend Reinvestment and Stock Purchase Plan
                                    Enrollment Form

Please print all items except signatures. QUESTIONS? Call Registrar & Transfer Company (the "Agent") toll-free at 1-800-998-9151. Mail your completed Enrollment Form in the courtesy envelope provided. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Prospectus that sets forth the description of the CRIIMI MAE Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan").

A.  ENROLLING IN THE PLAN

Please check one box and provide the requested information. This form is not to be used for optional cash payments greater than $10,000 or initial cash investments greater than $10,000.

/ / I wish to enroll. My dividend reinvestment participation option is indicated under Section C below.

/ / I am currently a holder of the Company's common stock ("Common Shares") and wish to enroll by making an optional cash payment under the Plan. I have enclosed a check or money order for $_____________($100 minimum/ $10,000 maximum monthly) payable to "Registrar & Transfer Company." I acknowledge that my payment must be received by the Agent no later than 12:00 p.m. (noon) Eastern time on the Trading Day immediately preceding the commencement of the relevant Pricing Period as described in Schedule A of the Prospectus. I also acknowledge that no interest will be paid to me by the Company or the Agent on optional cash payments held pending investment or to be returned to me.

/ / I wish to enroll by making an initial cash investment under the Plan. I have enclosed a check or money order for $_____________($500 minimum/ $10,000 maximum) payable to "Registrar & Transfer Company." I acknowledge that my payment must be received no later than 12:00 p.m. (noon) Eastern time on the Trading Day immediately preceding the commencement of the relevant Pricing Period as described in Schedule A of the Prospectus. I also acknowledge that no interest will be paid to me by the Company or the Agent on initial cash investments pending investment or to be returned to me.

If your Common Shares are being held by your broker and you wish to participate in the Plan, your Common Shares can be enrolled through your broker. Tell your broker the Plan is eligible for DTC Dividend Reinvestment Services and to request a Broker and Nominee Form from the Agent.

B. YOUR MAILING ADDRESS

Please provide your mailing address below. We must have a complete address to process your enrollment.

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   First Name                 M.I.           Last Name

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  Address                                   Apartment Number

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   City                 State     Zip Code       Country

     Please provide your day and evening phone numbers to assist us in processing your enrollment.

Daytime Phone: (     )
                      -----------------------------

Evening Phone: (     )
                      -----------------------------

C. DIVIDEND REINVESTMENT

You may choose to reinvest all, part or none of the dividends paid on Common Shares held by you in certificate form. Please check one of the following boxes and provide the requested information.

/ / FULL DIVIDEND REINVESTMENT:  The Agent will apply cash dividends on all
    Common Shares held in certificate form by you and all cash dividends on Plan Shares, together with any optional cash payments or initial cash investment, toward the purchase of additional Common Shares.

/ / PARTIAL DIVIDEND REINVESTMENT:  The Agent will apply cash dividends on the following whole number of Common Shares held in certificate form by you and all cash dividends on Plan Shares, together with any optional cash payments or initial cash investment, toward the purchase of additional Common
    Shares:   ______ Common Shares

/ / OPTIONAL CASH PAYMENT and INITIAL CASH INVESTMENT ONLY: You will continue to receive cash dividends on Common Shares held in certificate form by you in the usual manner. However, the Agent will apply all cash dividends on Plan Shares, together with any optional cash payments or initial cash investment received from you, toward the purchase of additional Common Shares.

                     - Please complete the reverse side of form -


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                    Dividend Reinvestment and Stock Purchase Plan
                           Enrollment Form CRIIMI MAE Inc.

D.  YOUR ACCOUNT REGISTRATION               Please Print Clearly

/ / INDIVIDUAL OR JOINT. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.

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  Owner's First Name            M.I.            Last Name

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  Owner's Social Security No.

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  Joint Owner's First Name      M.I.              Last Name


/ / CUSTODIAL. A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/ Transfers to Minors Act in the minor's state of residence.

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  Custodian's First Name        M.I.              Last Name

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  Minor's First Name            M.I.              Last Name

--------------------------------   ---------------------------
  Minor's Social Security No.       Minor's State of Residence

/ / TRUST. Account is established in accordance with provisions of trust agreement.

---------------------   ---------------------  ---------------
Trustee Name               Name of Trust         Trust Date

---------------------   --------------------------------------
 Tax ID Number                      Beneficiary


/ / CORPORATION, PARTNERSHIP or OTHER ENTITY.

----------------------  -------------------------------------
  Business Name                  Tax ID Number


PLEASE BE SURE TO COMPLETE AND SIGN THIS FORM.

E.  SIGNATURES

By signing this form, I request enrollment, certify that I have received and read the Prospectus describing the CRIIMI MAE Inc. Dividend Reinvestment and Stock Purchase Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint Registrar & Transfer Company as my agent to apply dividends and any optional cash payments and initial cash investment I may make to the purchase of Common Shares under the Plan. Further, I understand that no interest will be paid to me by the Company or the Agent on dividends, initial cash investments or optional cash payments held pending reinvestment or investment or to be returned to me. I understand that I may revoke this authorization at any time by written notice to Registrar & Transfer Company. All joint owners must sign.

Under the penalties of perjury, I also certify that: A. The number shown on this form is my/our correct Social Security Number or Taxpayer ID Number. B.
 I am not subject to backup withholding either because (1) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or
(2) the IRS has notified me that I am no longer subject to backup withholding. (Check here ___ if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax returns.)

--------------------------------------  ---------------------------------------
 Signature                   Date          Signature                    Date

You may authorize automatic monthly deductions from your personal bank account. The Agent will automatically debit your bank account on or about the fifteenth of each month and invest these deductions in Common Shares. To initiate these deductions, please complete this section of the form and include a voided check on the account you wish to be debited. Please note that the automatic debit will not be in effect until the month following the receipt of this form.

Amount to be deducted:
                       -------------------------
(minimum  $100/ maximum $10,000 per month)

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Signature                   Date          Signature                     Date

                      QUESTIONS? Call toll-free 1-800-998-9151
          RETURN TO : Registrar & Transfer Company, ATTN: CRIIMI MAE DRSPP
              Post Office Box 1010, Cranford, New Jersey 07016-1010